Contact:	Ray Harlin
Chief Financial Officer
423-510-3323

U.S. XPRESS ENTERPRISES REACHES AGREEMENT IN PRINCIPLE TO INCREASE EQUITY INTEREST IN ARNOLD TRANSPORTATION AND

TOTAL TRANSPORTATION

CHATTANOOGA, Tenn. (February 13, 2006) - U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) announced today it has reached agreements in principle to increase its ownership interest in both Arnold Transportation Services Inc. ("Arnold") and Total Transportation of Mississippi and affiliated companies ("Total") to 80% from 49%, for a total of $7.8 million in cash. The transactions, which are subject to customary closing conditions and execution of definitive agreements, are expected to close prior to the end of the first quarter of 2006.

For 2005, Arnold and Total contributed $2.8 million of equity in earnings for the Company, reported combined revenue of $317.0 million, combined net income of approximately $5.7 million and achieved an operating ratio of approximately 94.7%. U.S. Xpress anticipates accounting for the operations of both companies on a consolidated basis following the closing of the transactions. As a result, both the combined net income and existing debt of Arnold and Total will be consolidated into U.S. Xpress' income statement and balance sheet. Had the transactions occurred as of December 31, 2005, U.S. Xpress' total debt outstanding, including current maturities, would have increased from $177.2 million to approximately $308 million. Considering the historical and expected cash flows of Arnold and Total, the Company's consolidated fixed-charge coverage and senior-leverage ratios are expected to remain well within the limits of the Company's primary credit agreement.

The Arnold management team, led by President and Chief Executive Officer Mike Walters, and the Total management team, led by Co-Chief Executive Officers Rick Kale and John Stomps, will continue to manage their respective operations and utilize their existing facilities. Together, these two affiliated companies currently operate approximately 2,000 tractors providing regional and medium length of haul and dedicated dry van truckload services. U.S. Xpress has an exercisable option to purchase the remaining interest in both companies at a specified price based on the current transaction price and specified annual return through December 2007 for Arnold and October 2008 for Total.

Max L. Fuller, Co-Chairman of U.S. Xpress, stated, "Since acquiring minority interests in Arnold and Total, we have been very impressed with the ability of each management team and their respective employees to execute their business strategy and improve revenue and operating margins. Their strong performance along with the opportunity to accelerate incremental improvements in operating and financing costs led us to amend our previous agreements to provide for a partial exercise of our option. Most importantly, the transaction presents an opportunity to enhance value for our shareholders as we expect the transaction to be immediately accretive to earnings following closing and enhance the range of services available to our customers. Continuing the operating structure and excellent working relationships we have enjoyed since our original investment, all three businesses – U.S. Xpress, Arnold and Total – will focus on continuing to meet our customers' expectations while increasing shareholders' returns."

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4080 Jenkins Road, Chattanooga, TN 37421

423.510.3000

XPRSA Reaches Agreement in Principle to Increase Equity Interest in Arnold and Total

February 13, 2006

U.S. Xpress Enterprises, Inc. is the fifth largest publicly owned truckload carrier in the United States, measured by revenue. The Company provides dedicated, regional, and expedited team truckload services throughout North America, with regional capabilities in the West, Midwest, and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload industry and is a leader in providing expedited intermodal rail services. Xpress Global Systems, Inc., a wholly owned subsidiary, is a provider of transportation, warehousing, and distribution services to the floor covering industry. The Company participates in logistics services through its joint ownership of Transplace, an Internet-based global transportation logistics company. Please visit the Company's website at www.usxpress.com.

Arnold Transportation Services, Inc. is a privately held dry van truckload carrier headquartered in Jacksonville, Florida, and offers regional, dedicated and medium length of haul service with a fleet of approximately 1,500 trucks primarily in the Northeast, Southeast, and Southwest United States.

Total Transportation of Mississippi and affiliated companies is a truckload carrier that provides medium length of haul and dedicated dry van service with a fleet of approximately 500 trucks primarily in the eastern United States. Total's principal operating centers are in Jackson, Mississippi; Memphis, Tennessee; Knoxville, Tennessee; and Tupelo, Mississippi.

This press release contains certain statements that may be considered "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance. The following factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements: the risk that we will be unable to obtain the level of rate increases and improvement in freight mix that we expect regardless of increased freight volumes; the risk that our perception of industry fundamentals is incorrect and an improvement in freight volumes and pricing does not occur; the risk that the actions we have taken to increase margins and reduce costs in our Xpress Global segment will not be effective; further increases in the compensation of or difficulty in attracting and retaining qualified drivers and independent contractors; further fluctuations in the price or availability of diesel fuel or in surcharge collection; recessionary economic cycles and downturns in customers' business cycles; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; surplus inventories; strikes, work slow downs, or work stoppages at our facilities or at customers, ports, or other shipping related facilities; increases in interest rates, fuel taxes, tolls, and license and registration fees; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims; increased insurance premiums; fluctuations in claims expenses that result from high self-insured retention amounts and differences between estimates used in establishing and adjusting claims reserves and actual results over time; adverse changes in claims experience and loss development factors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs or decrease efficiency, including revised hours-of-service requirements for drivers and new emissions control regulations; our ability to execute our business strategy; our ability to grow our revenue at historical rates; the loss of one of our senior officers; our ability to finance revenue equipment purchases and other capital requirements, and to do so on acceptable terms; the risk that our substantial indebtedness and operating lease obligations could adversely impact our ability to respond to changes in our industry or business, or that we could be unable to comply with the restrictive and financial covenants contained therein; the risk that railroad service instability could increase our costs and reduce our ability to offer expedited intermodal rail service; the risk of adverse results at Arnold Transportation or Total Transportation of Mississippi that are included in our results; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; the number of shares repurchased, if any; and the effects of repurchasing the shares on debt, equity, and liquidity; Readers should review and consider these factors along with our various disclosures in filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

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